Exhibit 32

Written Statement of
Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Laboratory Corporation of America Holdings (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the Period Ended March 31, 2018 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DAVID P. KING
David P. King
Chief Executive Officer
May 1, 2018

By:	/s/ GLENN A. EISENBERG
Glenn A. Eisenberg
Chief Financial Officer
May 1, 2018

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Laboratory Corporation of America Holdings and will be retained by Laboratory Corporation of America Holdings and furnished to the Securities and Exchange Commission or its staff upon request.